PURCHASE AGREEMENT
                         former Pancho's
                         Round Rock, TX

This AGREEMENT ("Agreement"), entered into effective as of the 19th of September, 2005.

l. PARTIES. Seller is AEI Income & Growth Fund 24 LLC which owns an undivided 100% interest in the fee simple title to that certain real property and all improvements thereon legally described in the attached Exhibit "A" (the "Property") Buyer is Hamid Zarafshani or his assigns. Seller wishes to sell and Buyer wishes to buy the Property.

2. PROPERTY. The Property to be sold to Buyer in this transaction consists of an undivided 100% interest in the
Property. There are also certain fixtures attached to the improvements to the Property being conveyed by Seller, which fixtures are described in Exhibit "B" attached hereto ("Fixtures"). While Seller believes that it has a legal right to these fixtures, ownership of the same is being contested by a secured lender of a prior occupant of the Property. If Seller can resolve such claims, it will Quit Claim Bill of Sale its interest to such items to Buyer. If Seller is unable to deliver the Quit Claim Bill of Sale for the items listed on Exhibit "B", Buyer shall be entitled to terminate this agreement and receive the First Payment. Seller owns no interest in any other personalty located on the Property (which other personalty is hereinafter referred to as the ("Unowned Personalty"). Buyer may either negotiate directly with the Secured Lender claiming an interest in the Unowned Personalty, or if Buyer notifies Seller that Buyer is unwilling or unable to purchase the Unowned Personalty, Seller shall have until closing to cause the Unowned Personalty to be removed from the Property; in such event, the Closing Date shall be extended to allow Seller sufficient time to cause the removal of such Unowned Personalty.

3. PURCHASE PRICE. The purchase price for this 100% interest in the Property is $1,050,000, all cash.

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

(A). When this Agreement is executed, Buyer will pay $10,000 ("First Payment") to First American Title ("Title Company"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed. One Hundred Dollars ($100.00) of the First Payment shall be non-refundable Option Consideration.

(B). Buyer will deposit the balance of the purchase price, $1,040,000.00 (the Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.

5.    CLOSING DATE. Escrow shall close on or before November  14,
2005, unless extended pursuant to the terms hereof.

6. DUE DILIGENCE. Buyer will have 45 days from the Effective Date of this Agreement (the "Review Period") to conduct all of its inspections and due diligence and satisfy itself regarding the Property and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property. Within ten (10) days after the Effective Date of this Agreement, Seller shall provide (except as explained below, in Item A):

A. One copy of a title insurance commitment ("Title Commitment") for an Owner's Title insurance policy (see paragraph 8 below), to be ordered by Seller immediately upon both parties hereto having executed this Agreement, and said commitment to be delivered to Buyer as soon as the third party title insurance company provides it to Seller, but it shall be delivered no later than ten (10) days after the Effective Date of this Agreement.

B. A copy of all instruments referenced in the Title Commitment which constitute exceptions to title.

C. A copy of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Property as are in Seller's possession.

D.    A  copy  of an "as built" survey of the Property  completed
concurrent   with  Seller's  acquisition  of  the  Property,   if
available in Seller's possession.

E     A copy of any Phase I Environmental Report on the Property, if available in Seller's possession.


Buyer may cancel this Agreement for ANY REASON in its sole discretion by delivering a cancellation notice, certified mail, return receipt requested, to Seller and the Title Company before the expiration of the Review Period. Such notice shall be deemed effective when sent by certified mail. If this Agreement is not cancelled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

If Buyer cancels this Agreement as permitted under this Section, except for any liabilities under the first paragraph of section 6 of this Agreement (which will survive), Seller (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall cause the Title Company to return to Buyer its First Payment and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller then, as its sole option, shall retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property. If this Agreement is not canceled and the First Payment and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. ESCROW. Escrow shall be opened by Seller and the First Payment will be deposited in escrow upon acceptance of this Agreement by both parties. The escrow holder will be the Title Company. A copy of this Agreement will be delivered to the Title Company and will serve as escrow instructions together with the Title Company's standard instructions and any additional instructions required by the Title Company to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. TITLE. Closing will be conditioned on the agreement of the Title Company to issue an Owner's policy of title insurance ("Owner's Title Policy"), dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: exceptions acceptable to Buyer; current real property taxes and assessments; and survey exceptions.

Buyer shall be allowed ten (10) business days after receipt of the Title Commitment and the documents described in Paragraph 6B above for examination and the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, Seller shall be allowed thirty (30) days to cure such objections or, in the alternative, to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure or is unable to cure any title objections or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment will be returned and this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy Buyer's objections, if any.

Pending satisfaction of Buyer's objections, the payments hereunder required shall be postponed, but upon satisfaction of Buyer's objections and within ten (10) days after written notice to the Buyer of satisfaction of Buyer's objections, the parties shall perform this Agreement according to its terms.

9. CLOSING COSTS. Seller will pay one-half of escrow fees, the cost of obtaining the Owner's Title Policy in the full amount of the purchase price, and the costs of releasing any liens created by Seller affecting the Property. Buyer will pay all recording fees, transfer taxes and clerk's fees imposed upon the recording of the deed, one-half of the escrow fees and the cost of an update to the Survey in Sellers possession (if an update is required by Buyer.) Seller will pay 4% of the sale price at closing as a brokerage commission, split 2% each to NAI Commercial and Sayers & Associates, Inc. Each party will pay its own attorney's fees and costs to document and close this transaction.

10.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

(A). The real estate taxes shall be prorated between the parties and adjusted by them as of the date of Closing. Unpaid real estate taxes (of if payable in installments, any due and unpaid installment thereof) and unpaid levied and pending special assessments (of if payable in installments, any due and unpaid installment thereof) existing on the date of Closing shall be the responsibility of Buyer, pro-rated, however, to the date of closing for the period prior to closing, which shall be the responsibility of Seller. Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of real estate taxes or special assessments payable therewith and thereafter.

11.  SELLER'S REPRESENTATION AND AGREEMENTS.

(A). Seller represents and warrants as of this date and as of the date of Closing that:

1. There are no parties entitled to possession of the property pursuant to any lease of the property.

2. Has received no notice of and is not aware of any pending litigation or condemnation proceedings against the Property or Seller's interest in the Property.

3. There are no contracts Seller has executed that would be binding on Seller after the closing date which pertain to the Property.

(B). Seller agrees that it will not enter into any new contracts that would affect the Property and be binding on Seller after the Closing Date without Buyer's prior consent.

12.  DISCLOSURES.

(A). Seller has not received any notice of any material, physical, or mechanical defects of the Property, including without limitation, the plumbing, heating, air conditioning, and ventilating, electrical system. To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

(B). Seller has not received any notice that the use and operation of the Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any such notice prior to Closing, Seller will inform Buyer prior to Closing.

(C). Seller has not received any notice that the Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

(D). BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS PRESENT CONDITION, "AS IS, WHERE IS", AND SELLER HAS NO OBLIGATIONS TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

(E). BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND SUCH FINANCIAL INFORMATION CONCERNING THE PROPERTY AS BUYER OR ITS ADVISORS SHALL REQUEST AND AS MAY BE IN SELLER'S POSSESSION, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY REPRESENTATIONS OR INFORMATION PROVIDED BY SELLER OR TO BE PROVIDED BY SELLER, EXCEPT AS SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED, OR TO BE PROVIDED, BY SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER HAS NOT (A) MADE INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, AND (B) MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS HEREIN SET FORTH. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS - WHERE IS" BASIS AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN IN PARAGRAPH 11(A) AND (B) ABOVE AND THIS PARAGRAPH 12, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, SUITABILITY FOR LEASE, SUITABILITY FOR COMMERCIAL PURPOSES, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY. SELLER MAKES NO REPRESENTATIONS OF ANY SORT THAT OWNERSHIP OF THE ENTIRE PROPERTY WILL RESULT IN A PROFIT TO ANY BUYER.

(F) BUYER ACKNOWLEDGES THAT SELLER CANNOT, AND DOES NOT; MAKE ANY REPRESENTATION AS TO THE APPROPRIATENESS OF PURCHASING THE ENTIRE PROPERTY FOR THE BUYER'S INDIVIDUAL TAX OR FINANCIAL SITUATION OR TAX OR FINANCIAL OBJECTIVES. BUYER ACKNOWLEDGES THAT HE OR SHE IS RELYING SOLELY UPON HIS OR HER OWN EXAMINATION OF THE ENTIRE PROPERTY AND ALL FACTS SURROUNDING THE PURCHASE OF THE ENTIRE PROPERTY INCLUDING THE MERITS AND RISKS INVOLVED THEREIN.

The provisions (C) - (F) above shall survive Closing.

13.  CLOSING.

(A). Before the closing date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the exceptions contained in paragraph 8 above.

(B). On or before the closing date, Buyer will deposit into escrow the balance of the Purchase Price when required under
Section 4 and any additional funds required of Buyer (pursuant to this Agreement or any other agreement executed by Buyer) to close escrow. Both parties will deliver to the Title Company any other documents reasonably required by the Title Company to close escrow.

(C). On the closing date, if escrow is ready to close, the Title Company will: record the deed in the official records of the county where the Property is located; cause the Title Company to issue the Owner's title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.


14. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

If Seller shall default, Buyer shall be entitled to (a) terminate this agreement and receive the First payment, (b) enforce specific performance, or (c) pursue any other remedies available to Buyer at law or in equity.


15.  REPRESENTATIONS AND WARRANTIES.

(A). Buyer and Seller represent and warrant to the other as follows:

(1). In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by each party, each party shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as the Title Company may reasonably require and be reasonable in order to consummate the transactions contemplated herein.

(2). Each party has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

(3).  To  each  party's  knowledge,  neither  the  execution  and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which each party is a party or by which each party is bound.


16.  DAMAGES, DESTRUCTION AND EMINENT DOMAIN.

(A). If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement , this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and
(ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property.

(B). If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void at Buyer's option. If Buyer elects to proceed to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding.

In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16A or 16B, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.)

17.  CANCELLATION

If any party elects to cancel this Agreement because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

18.  MISCELLANEOUS.

(A). This Agreement may be amended only by written agreement signed by both Seller and Buyer and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

(B). If this escrow has not closed by the Closing Date through no fault of Seller, Seller may, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.
(C). Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

(D). All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

If to Seller:

AEI Income & Growth Fund 24 LLC
Attention:  Robert Johnson
30 East Seventh Street, #1300
St. Paul, MN 55101


If to Buyer:

Hamid Zarafshani
15515 FM620
Austin, TX  78717

When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer. Buyer shall have the right to assign this Agreement to an affiliate of the Buyer.

This   Agreement  shall  be  governed  by,  and  interpreted   in
accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.



BUYER:

By:/s/ HAMID ZARAFSHANI
       Hamid Zarafshani


SELLER:

AEI Income & Growth Fund 24 LLC, a Minnesota limited partnership
By:  AEI Fund Management XXI, Inc., a Minnesota corporation


By:/s/ ROBERT P JOHNSON
       Robert P. Johnson, its President





                            Exhibit A
                        Legal Description

Lot Two-B (2-B), Block "C", REPLAT OF LOT 2, BLOCK "C" ENCINO
PLAZA, a subdivision in Williamson County, Texas, according to the map or plat thereof recorded in Cabinet O., Slide 68, Plat
Records of Williamson County, Texas.


                            Exhibit B
                            Fixtures

A. All Walk-in Coolers and Freezers including but not limited to the following:

     a). Walk-in Freezer with Door 10'x12'        Bohn Corp

     b). 25'x10' Cooler Room (35-40 degrees).
         Compressors on Roof                      Bohn Corp.

B.  All Vent/Exhaust Hood Systems

C. All exterior Pole lights and lights around and affixed to the building